Sub-Item 77D: Policies with Respect to Security Investments

Effective September 30, 2015, the Goldman Sachs Financial Square Federal Fund was renamed the Goldman Sachs Financial Square Treasury Solutions Fund and made certain modifications to the Funds investment policies. These changes are described in Post-Effective Amendment No. 516 to the Registrants
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on
December 29, 2015 (Accession No. 0001193125-15-414886).

Effective December 29, 2015, the Goldman Sachs Financial
Square Prime Obligations Fund made certain modifications to the Funds investment policies. These changes are described in Post-Effective Amendment No. 516 to the Registrants
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on
December 29, 2015 (Accession No. 0001193125-15-414886).